Exhibit 10.7

PURCHASE ORDER PURCHASE AGREEMENT

THIS PURCHASE ORDER PURCHASE AGREEMENT ("Agreement") is made and entered into this 15th day of April, 2014 by and between MidCap Credit LLC d/b/a Brookridge Funding, a Texas limited liability company, with its place of business located at 26 Mill Plain Road, Danbury, CT 06811 ("Funder") and SDJ Technologies, Inc., a Delaware corporation, with its principal place of business located at 2125 B Madera Road, Simi Valley, CA 93065 (the "Client").

WITNESSETH:

WHEREAS, Client is engaged primarily in the high performance storage device business (the "Inventory") and may sell and deliver such merchandise to its customers on a credit basis; and

WHEREAS, Client desires to obtain funds for operation of its business through the sale of Purchase Orders issued by purchasers of Inventory (each a "Customer") acceptable to Funder; and

WHEREAS, Funder is willing to purchase from Client, from time to time, purchase orders issued by Customers to Client ("Purchase Orders") subject to the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the covenants and conditions set forth herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Sale of Purchase Orders. Client shall, from time to time, at Client's option, sell, transfer and assign all of its right, title and interest in and to Accepted Purchase Orders (as that term is defined in Section 2 below) to Funder, together with all moneys due or which may become due upon such Accepted Purchase Orders. Accepted Purchase Orders shall be identified by separate and subsequent written assignments to Funder of such Accepted Purchase Orders on a form to be provided to Client by Funder; however, in the absence of such separate written assignment, this Agreement shall be deemed to evidence the assignment of such Accepted Purchase Orders sold. Additionally, to the extent that any Letters of Credit ("Letters of Credit") have been issued in conjunction with any Accepted Purchase Order and/or there has been a Performance Bond or other form of performance guaranty ("Performance Guaranties") issued by, or on behalf of, the applicable seller of the Inventory with respect to any Accepted Purchase Order then any such Letters of Credit and/or Performance Guaranties shall be identified by separate and subsequent written assignments to Funder of such Letters of Credit and/or Performance Guaranties.

2. Approval. Client shall submit the original of each Purchase Order, and such other documents in a form satisfactory to Funder as may be required by Funder (collectively, the "Support Documents"; which shall include, without limitation, any applicable Letters of Credit and/or Performance Guaranties and any other documents which support the Purchase Order) to Funder for approval, which approval may be denied by Funder in its sole discretion, with or without cause. Funder shall advise Client of its acceptance of a submitted Purchase Order and the Support Documents (collectively, an "Accepted Purchase Order") or rejection of a submitted Purchase Order within a reasonable time following receipt of the items set out in the first sentence of this Section.

3. Purchase Price. Upon receipt of a complete Accepted Purchase Order and all assignments and other documentation related thereto required by Funder in its sole discretion (all in form and substance satisfactory to Funder), Funder agrees to purchase Accepted Purchase Orders from Client at a price not in excess of the cost of the applicable Inventory (the "Purchase Price") whereby in such event Funder will provide the purchase money which may take the form of a letter of credit for such Inventory.

4. Fees and Collection.

a. Client acknowledges and agrees that it will be responsible for all bank fees related to funding. Client will not be responsible for any other third party fees unless mutually agreed upon in advance.

b. Client has entered into a MFC Account Assignment and Security Agreement with Marquette Commercial Finance, Inc. ("Marquette"), dated November 13, 2013 (the "Marquette Agreement"). Upon shipment or delivery of the items specified in an Accepted Purchase Order, an invoice will be generated by Client (each, an "Invoice") which will become the sole property of Funder until such time as all sums due to Funder pursuant to this Agreement are paid in full. All proceeds received with respect to an Accepted Purchase Order and/or the Invoice resulting therefrom are to be applied first to pay Funder's Fees, then to repay Funder for the Purchase Price of all of the then outstanding Accepted Purchase Orders, with any remainder being remitted to Client. The Funder's Fees shall be two percent (2.0%) of the Purchase Price for the first twenty (20) days from the date of any applicable purchase and an additional one percent (1.0%) per 10-day increment thereafter.

5. Minimum Fees. It is expressly understood and agreed that Funder's Fees (a) shall be no less than one thousand ($1,000) per transaction; and (2) in the aggregate shall total not less than twenty five thousand dollars ($25,000) per year during the life of this Agreement. Client will pay to Funder any shortfall upon the anniversary of this Agreement.

6. Recourse. Funder shall be entitled to immediate and full recourse against and repayment by Client and to demand payment with respect to any Accepted Purchase Orders for the full Purchase Price, Funder's Fees and all other sums due thereon, if one of the following events occurs:

a. An Accepted Purchase Order is not filled and/or invoiced to a Customer within sixty (60) days following payment of the Purchase Price, regardless of the reason.

b. A Credit Problem, as defined as a Customer's inability to pay debts as they become due because of insolvency, the filing of a voluntary petition in bankruptcy, the quitting of business and the like, regardless of the validity of any such problem.

c. A Credit Dispute, as defined as a claim by any Customer against Client, of any kind whatsoever the reduces the amount collectable from Customer, arising from any kind of disagreement between Customer and Client, valid or invalid, at any time, both before and/or after signing of this Agreement, regardless of the validity of any such dispute.

d. Client breaches any warranty, representation or promise in this Agreement, or when any representation or warranty made by Client is untrue.

e. Client contributes to or aggravates in any manner the Credit Problems of a Customer.

f. A Customer alleges a claim of loss or offset of any kind against Client or Funder, regardless of the validity of any such claim or offset.

g. A mistaken, incorrect and/or erroneous Purchase Order is submitted by Client to Funder.

h. Any circumstance arises which, in the Funder's commercially reasonable judgment, may delay, prevent or threaten to delay or prevent payment of the Accepted Purchase Order in full to Funder.

i. Any fraud shall have been committed by Client.

j. The Purchase Price, Funder's fees and all other sums due with respect to an Accepted Purchase Order are not paid to Funder within ninety (90) days of the applicable purchase date, whether by a Customer invoiced for such Accepted Purchase Order or otherwise, regardless of the reason.

7. Remedies. Within three business days following Funder's demand for payment, Client will pay Funder the Purchase Price, Funder's fees and all other sums due with respect to any Accepted Purchase Order with respect to which any one or more of the events set out in Paragraph 6 above has occurred, regardless of the validity of any such event. If Funder does not receive full payment therefore within the time provided herein, Funder shall have, in addition to all other remedies provided for under this Agreement and by law, the right to:

a. Withdraw from and off-set such amount to any sums, monies or other properties then or thereafter, in Funder's possession or in transit and any future Purchase Prices coming due the Client, and to charge-back or sell back the Accepted Purchase Order to the Client.

b. Except as to any accounts purchased by Marquette, in Funder's sole discretion, at any time, to notify any account debtor/customer of Client to make payments directly to Funder, irrespective of whether such account has been purchased by Funder.

c. Exercise any and all remedies available to a secured party under the Uniform Commercial Code or otherwise at law.

8. Notice of Dispute. At the time Funder purchases an Accepted Purchase Order, no defense, offset, or counterclaim shall exist with respect thereto. Client shall provide written notice to Funder within twenty-four hours of Client obtaining any knowledge from any source of any dispute, disagreement or irregularity of any kind between the Client and a Customer. Funder shall have the right, but not the obligation, to settle any dispute with respect to such Accepted Purchase Order or any account directly with any Customer; however, any such settlement shall not relieve Client from responsibility for full payment of such Accepted Purchase Order.

9. Property of Funder. Upon Funder's purchase of an Accepted Purchase Order, in the event Marquette fails to purchase the invoice generated therefrom (a "BF Account") any and all payments from that Customer as to that Accepted Purchase Order are hereby assigned by Client to Funder and are the sole property of Funder and Client agrees not to interfere with payment thereof by the Customer; however, should Client pay any such Accepted Purchase Order in full to Funder, or should any such Accepted Purchase Order be charged back or sold back to Client by Funder, and Funder shall have received full payment therefore, then title thereto shall revert to the Client.

10. Payments Received by Client. Client warrants and represents that at the time Funder purchases an Accepted Purchase Order, no payment will have been made by the Customer named therein, either to or for the benefit of the Client, with respect to such Accepted Purchase Order. In the event that Client receives a payment which is the property of Funder, Client shall be deemed to have received same in trust for Funder, and Client shall immediately turn over such payment to Funder. In the event that Client receives a payment which is comprised of moneys belonging partially to Client and partially to Funder, Client shall immediately turn over said payment, in its original form, duly endorsed over, to Funder, and Funder shall, upon clearance by Funder's bank of the payment instrument, forward a check to Client for Client's portion of the payment.

If Client fails to turn over to Funder any checks which are the property of Funder or other form of payment which is the property of Funder received by it or in the event the Client deposits any such checks into its own account, this shall be an event of default of this contract, and in addition the Client shall pay Funder the entire Invoice Amount related to such payment at once plus liquidated damages equal to twenty percent (20%) of the amount so deposited. The parties agree to liquidate damages by reason of the fact that the damages that are to be expected as a result of such deposit are uncertain in amount and/or difficult to prove. The parties therefore intend to liquidate damages resulting from such deposit in advance and agree that the amount stipulated is reasonable as damages for the deposit by Client of such payments. Nothing herein shall serve to limit Funder's remedies for the continued wrongful retention by Client of Funder's property in the event that Client fails to immediately pay to Funder any monies received by it.

11. Representations and Warranties of Client. Client hereby represents and warrants that:

a. Client is a corporation, validly formed, existing, and in good standing under the laws of the State of Delaware, and is properly licensed and authorized to operate its business. Client's identification number for Federal Income Tax purposes is 26-1199913 and Client's state organizational identification number is 4434842. Client's chief executive office and principal place of business is located at 2125 B Madera Road, Simi Valley, CA 93065. Client's exact legal name is SDJ Technologies, Inc. and Client has not used any other name or been a party to any merger or acquisition in the five-year period immediately preceding the date of this Agreement. The undersigned signatory on behalf of Client represents that he or she has full power and authority to execute this Agreement and bind Client hereto.

b. Each Customer of Client is solvent and Client has provided, and will continue to provide, to Funder all documents and information available to Client concerning the business and creditworthiness of each such Customer.

c. Client is not, and will not be, insolvent as that term is defined under the United States Bankruptcy Code and the Uniform Commercial Code.

d. At the time of purchase of any Accepted Purchase Order by Funder, Client will be the lawful owner thereof, with good and undisputed title thereto, free and clear of any liens or encumbrances. Each Accepted Purchase Order shall represent an accurate and undisputed statement of bona fide purchase by a Customer for Inventory from Client in the ordinary course of the Client's business for a sum certain which will be due and payable arising out of a bona fide sale, delivery and acceptance of merchandise or performance of service by Client to Customer in the ordinary course of Client's business, and no person, firm or corporation, except Marquette, shall have any lien on, or claim to, such accounts or to the merchandise described thereon or any part thereof.

e. Client shall furnish Funder with full financial statements and other documents and information, including but not limited to proof of payment and/or compliance with all Federal, State and/or local tax requirements, as may be reasonably requested by Funder from time to time.

f. Client shall notify Funder in writing immediately after obtaining any knowledge from any source of the filing, recording or perfection by any means of any non-consensual lien, claim, levy, attachment, encumbrance or other court or legal proceeding or process against Client or any Customer, or against any property of Client or of any Customer.

g. Client does not and will not in any manner, whether directly or indirectly, own, control or exercise dominion over the business of any account debtor/Customer whose Accepted Purchase Order is to be offered or sold by Client to Funder.

h. Each and every document, statement, record, book, account, and invoice, and all information, whether financial or otherwise, provided to Funder by Client, whether heretofore or hereafter, shall be true, accurate and correct in all respects.

i. Client shall not, under any circumstances, interfere with Funder's rights under this Agreement in any manner whatsoever.

j. Client has not and shall not transfer, assign, or pledge any of its accounts (as such terms are defined in the Revised Uniform Commercial Code) and shall not grant a security interest therein, to any party other than Funder and Marquette.

k. Client has not transferred, pledged or granted a security interest in its assets, or any of them, which Client has not fully disclosed in writing to Funder dated the date hereof.

l. Client has not permitted and shall not permit any lien, encumbrance or security interest to be created upon its assets, or any of them, including but not limited to its accounts receivable and inventory, without the prior written consent of Funder, except for Marquette.

m. Client shall maintain its assets in good order and repair and shall maintain a policy or policies of insurance thereon satisfactory to Funder.

n. Client shall not sell, assign, pledge or encumber this Agreement or any rights whatsoever hereunder.

o. Client will maintain such insurance covering Client's business and/or the property of Client's Customers as is customary for businesses similar to the business of Client and name Funder as loss payee of such insurance with respect to all of Client's inventories as its interests may appear.

p. Client will notify Funder in writing prior to any change in the location of Client's place(s) of business or, if Client has or intends to acquire any additional place(s) of business, or prior to any change in Client's chief executive office, the office or offices where Client's books and records concerning accounts are located.

q. Client will immediately notify Funder in writing of any proposed change of Client's name, identity, legal entity, corporate structure, use of additional trade name(s), and/or any proposed change in any of the officers, principals, partners, and/or owners of Client.

r. Client will work diligently to complete all Accepted Purchase Orders and will promptly take such further action as Funder may reasonably request from time to time in order to cause the Customer to make payment with respect thereto.

12. Grant of Security Interest.

a. As a further inducement for Funder to enter into this Agreement, to secure the payment and performance of any and all obligations now or hereafter owing by Client to Funder, whether direct or indirect, absolute or contingent, the Client hereby pledges, sets over, assigns, delivers and grants a first priority security interest to Funder in all of Client's presently existing and hereafter acquired Assets, Accounts, Deposit Account, Investment Property, Inventory, General Intangibles (as such terms are defined in the Uniform Commercial Code of Connecticut, as it may be revised or amended from time to time), Letters of Credit and all proceeds and products thereof, and all insurance policies and records pertaining thereto (collectively the "Collateral") provided, however, that no security interest is granted to Funder in the trade name or license to use the name "Monster Digital"

b. Client shall, upon request of Funder, furnish to Funder such further information, execute and deliver to Funder such documents and instruments (including, without limitation, Uniform Commercial Code financing statements) and shall do such other acts and things as Funder may at any time reasonably request relating to the perfection or protection of the security interest created by this Agreement or for the purpose of carrying out the intent of this Agreement. Without limiting the foregoing, Client shall cooperate and do all acts deemed necessary or advisable by Funder to continue in Funder a perfected first security interest in the Collateral, and shall obtain and furnish to Funder any subordinations, releases, landlord waivers, lessor waivers, mortgagee waivers, or control agreements, and similar documents as may be from time to time requested by, and in form and substance satisfactory to Funder, subject to the exceptions and limitations of the preceding subsection (a).

c. Client authorizes Funder to file a financing statement and amendments thereto describing the Collateral and containing any other information required by the applicable Uniform Commercial Code and all proper terminations of the filings of other secured parties with respect to the Collateral, in such form and substance as Funder, in its sole discretion, may determine. Client irrevocably grants to Funder the power to sign Client's name and generally to act on behalf of Client to execute and file applications for title, transfers of title, financing statements, notices of lien, demands for terminations of other security interests in any of the Collateral and other documents pertaining to any or all of the Collateral; this power is coupled with Funder's interest in the Collateral. Client shall, if any certificate of title be required or permitted by law for any of the Collateral, obtain and promptly deliver to Funder such certificate showing the lien of this Agreement with respect to the Collateral. Client ratifies its prior authorization for Funder to file financing statements and amendments thereto describing the Collateral and containing any other information required by the Uniform Commercial Code if filed prior to the date hereof.

d. With respect to the security interest in Inventory granted herein and with respect to each Accepted Purchase Order, Client acknowledges such security interest is a purchase money security interest and all advances made by Funder to Client shall be used exclusively by Client to purchase items of Inventory.

13. Power of Attorney. In order to facilitate performance of this Agreement, Client irrevocably appoints Funder, or any person(s) designated by Funder, as its attorney in fact, which said appointment is coupled with an interest and shall remain in full force and effect until all Purchase Prices of Accepted Purchase Orders sold to Funder have been paid in full and all obligations of Client to Funder have been fully discharged, with full power to:

a. Strike or cover Client's address on all invoices and statements of Account mailed or to be mailed to Customers and to substitute thereon the designated address.

b. Receive and open all mail addressed to Client, or to Client's trade name at Funder's address and the designated address.

c. Endorse the name of Client or Client's trade name on any checks or other evidences of payment that come into Funder's possession on accounts owing to Funder by Client or on which Funder holds a security interest and on any invoices or other documents relating to any of such Accepted Purchase Orders or accounts, and deposit same into any account of Funder, or such other account as Funder shall choose.

d. In the event of default in Client's name, or otherwise, demand, sue for, collect, and, without the need for Client's prior approval, give releases for, any and all moneys due or coming due on accounts purchased by or pledged to Funder.

e. In the event of default compromise, settle, prosecute or defend any action, claim or proceeding concerning accounts purchased by or pledged to Funder.

f. Do any and all things reasonably necessary or proper to carry out the purpose and intent of this Agreement.

14. Default. Any one or more of the following shall represent a default under this Agreement:

a. The failure of Client to pay any Purchase Price, Funder's fees or any other sums or other indebtedness to Funder when due.

b. The breach by Client of any term, provision, warranty, representation or promise made hereunder or under any other agreement between Funder and Client.

c. The appointment of a receiver or trustee of all or a substantial portion of the assets of the Client, the insolvency of Client or the inability of Client to pay debts as they mature, or an assignment by Client for the benefit of creditors, or the voluntary or involuntary filing of a petition in bankruptcy court or a similar proceeding in any court by the Client or by any guarantor of Client's obligations hereunder.

d. The filing or service of any levy, attachment, execution, tax assessments or similar process affecting or which could threaten the Collateral.

e. The furnishing at any time to Funder of a materially false or inaccurate document, representation, warranty, or other information, whether financial or otherwise.

15. Remedies. In the event of a default, Funder shall have the right to do the following, in addition to any other remedies provided hereunder or by law:

a. Declare any and all amounts due hereunder and any other indebtedness owing by Client to Funder to be immediately due and payable.

b. Enforce the security interest granted hereunder including to have a receiver appointed to take possession of all or any part of the Collateral, with the power to protect and preserve the Collateral, to operate the Client preceding foreclosure or sale, and to apply the proceeds, over and above the cost of the receivership, against the indebtedness. The receiver may serve without bond if permitted by law. Funder's right to the appointment of a receiver shall exist whether or not the apparent value of the Collateral exceeds the amount due the Funder under this Agreement by a substantial amount. Receiver may be appointed by a court of competent jurisdiction upon ex parte application and without notice, notice being expressly waived.

c. Require Client to assemble the Collateral and the records pertaining to all Accepted Purchase Orders, any accounts and/or Inventory and produce them to Funder at such time and place as Funder designates.

d. Enter the Client's premises and take possession of the Collateral and of all records pertaining to the Accepted Purchase Orders, any accounts and/or any other Collateral.

c. Grant extensions, compromise claims and settle disputes with respect to any accounts purchased by Funder or otherwise pledged hereunder, irrespective of the price of methods of payment, all without prior notice to or permission of Client.

f. In connection with the assembly and/or disposition of any Collateral, to use any trademark, trade name, trade style, copyright, patent right or technical process used or utilized by Client.

g. Return to Client any surplus realized and hold Client liable for any deficiency as provided in the Uniform Commercial Code or by state law.

h. Collect post-default damages (in addition to all advances, Purchase price(s) and Funder Fees as well as all other sums due hereunder) equal to three and one-half percent (3.50%) of the amount demanded by Funder for each 30-day period or portion thereof following Funder's demand for payment until such demanded sums are paid in full.

i. To collect any and all sums due hereunder or otherwise from Client to Funder, initiate electronic debit entries through the ACH system to Client's account or any other deposit account maintained by Client wherever located, and to initiate as necessary credit entries and other adjustments as to any debit entries made in error.

j. Instruct the United States Postal Service to redirect all mail addressed to Client, or to Client's trade name to Funder's address.

k. Without regard to any waste, adequacy of the security or solvency of Client, apply for the appointment of a receiver of the Collateral, to which appointment Client hereby irrevocably consents, whether or not foreclosure or repossession proceedings have been commenced hereunder or under any related agreement and whether or not a foreclosure sale or secured party sale has occurred.

16. Maximum Amount. It is specifically understood and agreed that Funder shall have no obligation hereunder to review, or otherwise purchase Purchase Orders, if at any time the aggregate total of all Accepted Purchase Orders purchased by Funder and not yet paid shall exceed the total sum one million five hundred thousand dollars ($1,500,000).

17. Confidentiality. Funder acknowledges that any knowledge or information relating to Client is valuable, proprietary and confidential in nature, and Funder agrees to use reasonable efforts to maintain the confidentiality of such information subject to the exercise by Funder of all of Funder's rights and remedies hereunder; provided however, that the following shall be excepted from the provisions of this Section: (i) any disclosures required by law or required to be made to any governmental agencies, or (ii) any disclosures to Funder's independent certified public accounting firm or to other persons or entities that may need to know for the purpose of its business or operations, or (iii) any disclosures of information that was in the public domain at the time of receipt or subsequently comes into the public domain (other than as a result of an unauthorized disclosure), or (iv) disclosures of the type that are customary in the ordinary course of business.

18. Termination. Client hereby agrees that for a period of twelve months it may only sell its Purchase Orders to Funder under the terms and conditions of this Agreement, should it decide to sell any such Purchase Orders. Should Client sell or otherwise pledge its Purchase Orders with anyone other than Funder during this twelve month period, Funder will be entitled to liquidated damages of twenty five thousand dollars ($25,000). The parties agree to liquidate damages in this manner because although Funder will suffer damages as a result of a breach by Client of this provision, such damages will be difficult if not impossible to quantify and the parties agree that the foregoing represents a reasonable approximation of the amount thereof. After that point this Agreement shall continue until terminated by thirty (30) days prior notice by either party; provided, however, that no such termination shall terminate or otherwise affect Client's obligations hereunder incurred or accrued prior to such termination. Following any termination, Client shall remain fully liable to Funder for any Purchase Orders purchased before such termination, and Funder will continue to hold a security interest in the Collateral until all existing indebtedness of Client to Funder has been paid in full or otherwise satisfied.

19. Indemnification. Client shall indemnify and hold Funder harmless against any and all liability, claim, demand, ill-will and damage arising from Funder collecting or attempting to collect any account or to liquidate any Inventory, provided that Funder has complied with all applicable laws in its collection efforts, and from the failure of Client to pay withholding taxes due and payable to any taxing authority; together with all costs and reasonable attorneys' fees.

20. Patriot Act Representations and Covenants. On the date of this Agreement, and during the term hereof:

a. Neither Client nor any of its owners, subsidiaries or affiliates is, or shall be, in violation of any laws relating to terrorism or money laundering ("Anti-Terrorism Laws"), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the "Executive Order"), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

b. Neither Client nor any of its owners, subsidiaries or affiliates or other agent of Client, acting or benefiting in any capacity in connection with the transactions contemplated hereunder, is, or shall be, any of the following: (i) a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (ii) a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person with which Funder is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (iv) a person that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order; or (v) a person that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control ("OFAC") at its official website or any replacement website or other replacement official publication of such list.

c. Neither Client nor any agent of any of its owners, subsidiaries or affiliates acting in any capacity in connection with the transactions contemplated hereunder (i) conducts, or will conduct, any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in paragraph (b) above, (ii) deals in, or will otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in, conspires to engage in, or will engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

21. Acknowledgment. By executing this Agreement, Client acknowledges and agrees to abide by any instruction received from Veritas Financial Partners LLC ("Veritas") to forward payments due to Funder under this Agreement to an account specified by Veritas and any other instruction or demand regarding Client's obligations hereunder, notwithstanding any of the other terms of this Agreement. This instruction may not be modified or revoked by Funder and may only be modified or terminated by Veritas. Funder agrees to hold Client harmless in the event that it complies with the notice and instructions of Veritas.

22. Miscellaneous.

a. Waivers. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein or and in any documents delivered in connection herewith. No waiver by any party hereto of any right or remedy shall be effective unless in writing and signed by the party waiving said right or remedy. A waiver of a right or remedy under this Agreement is not a waiver of the right or remedy on any subsequent occasion.

b. Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be delivered or mailed, by registered or certified, to the party at the address set out herein above or to such other address as such party shall have specified by notice in writing to the other party. Any such notice shall be deemed to have been received on the date of actual receipt.

c. Sections and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretations of this Agreement.

d. Governing Law. This agreement and all transactions contemplated hereby shall be governed by, construed and enforced in accordance with the laws of the State of Connecticut, exclusive of its choice of law rules. The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in Connecticut. In addition to any other relief to which Funder may be entitled, Client agrees to reimburse Funder for Finder's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, incurred in enforcing its rights under this Agreement, including, without limitation, in enforcing the security interest granted herein and/or preserving the collateral subject thereto.

e. Effective Date. This Agreement shall become effective upon acceptance and execution hereof by Funder's authorized representative.

f. Reliance by Funder. All representations and warranties made by Client herein and in the Application Form are true and correct and Client acknowledges and understands that Funder has relied thereon in entering into this Agreement.

g. Entire Agreement; Severability. This Agreement constitutes the entire agreement of the parties as to the subject matter set forth herein and may be amended or modified only by written instrument executed by both parties. In the event any one or more of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, then such provision shall be ineffective only to the extent of such prohibition or invalidity, and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

h. Assignment. Funder may assign this contract without notice to or the consent of the Client.

i. Jury Trial Waiver. THE PARTIES TO THIS AGREEMENT HEREBY UNCONDITIONALLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS AGREEMENT, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN THEM. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court (including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims). THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

j. USA Patriot Act. Funder hereby notifies the Client that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies the Client and each other party to the transaction contemplated hereunder, which information includes the name and address of the Client and each such other party and other information that will allow Funder to identify the Client and each such other party in accordance therewith.

Commercial Transaction. CLIENT ACKNOWLEDGES THAT THE WITHIN AGREEMENT EVIDENCES A COMMERCIAL TRANSACTION AND THAT IT COULD, UNDER CERTAIN CIRCUMSTANCES HAVE THE RIGHT UNDER CHAPTER 903A, AS FROM TIME TO TIME AMENDED, OF THE CONNECTICUT GENERAL STATUTES, SUBJECT TO CERTAIN LIMITATIONS, TO NOTICE OF AND HEARING ON THE RIGHT OF FUNDER TO OBTAIN A PREJUDGMENT REMEDY, SUCH AS ATTACHMENT, GARNISHMENT AND/OR REPLEVIN, UPON COMMENCING ANY LITIGATION AGAINST CLIENT. NOTWITHSTANDING, CLIENT HEREBY WAIVES ALL RIGHTS TO NOTICE, JUDICIAL HEARING OR PRIOR COURT ORDER TO WHICH IT MIGHT OTHERWISE HAVE THE RIGHT UNDER SAID CHAPTER 903a AS FROM TIME TO TIME AMENDED, OR UNDER ANY OTHER STATE OR FEDERAL STATUTE OR CONSTITUTION IN CONNECTION WITH THE OBTAINING BY FUNDER OF ANY PREJUDGMENT REMEDY BY REASON OF THIS PURCHASE ORDER PURCHASE AGREEMENT, OR BY REASON OF CLIENT'S OBLIGATIONS OR ANY RENEWALS OR EXTENSIONS OF THE SAME, CLIENT ALSO WAIVES ANY AND ALL OBJECTION WHICH IT MIGHT OTHERWISE ASSERT, NOW OR IN THE FUTURE, TO THE EXERCISE OR USE BY FUNDER OF ANY RIGHT OF SETOFF, REPOSSESSION OR SELF HELP AS MAY PRESENTLY EXIST UNDER STATUTE OR COMMON LAW.

IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto and signed by an officer thereunto duly authorized and attested under the corporate seal of the Secretary of the corporate party hereto, if any, all on the date and year set out hereinafter.

SIGNED, SEALED AND DELIVERED
IN THE PRESENCE OF:
CLIENT: SDJ Technologies, Inc.

/s/ Loren M. Eltiste		By:	/s/ Jawahar Tandon
Print Name:	Loren M. Eltiste		Jawahar Tandon
	Witness		President

/s/ Asif Khan			(Corporate Seal)
Print Name:	Asif Khan
Witness
		Date:	April 15, 2014

BROOKRIDGE FUNDING

By:	/s/ Michael P. Hilton	By:	/s/ John A. McNiff III
	Michael P. Hilton,		John A. McNiff III,
	Co-President		Co-President

		Dated:	4/15/14